Exhibit 32.2

Certification of Chief Financial Officer of Sunoco, Inc.

Pursuant to 18 U.S.C. Section 1350

In connection with this Quarterly Report on Form 10-Q of Sunoco, Inc. for the quarter ended June 30, 2012, I, Michael J. Colavita, Interim Chief Financial Officer of Sunoco, Inc., certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Sunoco, Inc.

Date: August 2, 2012	/s/ Michael J. Colavita
Michael J. Colavita
Interim Chief Financial Officer